UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 24, 2004


                                SENTO CORPORATION
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             (Exact name of registrant as specified in its charter)

              Utah                     000-06425                87-0284979
-------------------------------       ------------         -------------------
(State or other jurisdiction of       (Commission            (I.R.S. Employer
 incorporation or organization)       File Number)         Identification No.)

                 808 East Utah Valley Drive
                     American Fork, Utah                      84003
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          (Address of principal executive offices)         (Zip Code)

                                 (801) 492-2000
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              (Registrant's telephone number, including area code)

                                       n/a
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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              ITEM 1.01--ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On November 24, 2004, Sento Corporation ("Sento") entered into an employment agreement with Thomas C. Tyler, the former chief executive officer of Xtrasource, Inc. ("Xtrasource"), effective as of October 1, 2004, under which Mr. Tyler will serve as the Senior Vice President of Business Development for Sento's wholly-owned subsidiary Xtrasource Acquisition, Inc., which has acquired the assets of Xtrasource. See Item 2.01--Completion of Acquisition or Disposition of Assets.

          ITEM 2.01--COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

         On November 24, 2004, Sento completed its acquisition of the assets of Xtrasource, a nonaffiliated, privately-held Delaware corporation, pursuant to which Sento, through its wholly-owned subsidiary, Xtrasource Acquisition, Inc., a Delaware corporation ("Acquisition"), acquired substantially all of Xtrasource's assets related to Xtrasource's approximately $10 million annual sales business as a contact center provider, with facilities in the United States, the Netherlands and France, offering integrated customer solutions, including help desk, technical assistance, and live web chat.

         Acquisition paid no cash or stock to Xtrasource at closing, but assumed most of the liabilities of Xtrasource in the net amount of approximately $500,000. Acquisition will pay Xtrasource a quarterly contingent earnout of 30% of earnings before interest, taxes, depreciation and amortization for the quarterly periods between the closing and September 30, 2009 (with a maximum cap of $6.5 million). Earnout payments are subject to various reduction and offset rights including, but not limited to, reductions for debt payments (to secured and unsecured creditors) and working capital deficiencies. Acquisition has granted Xtrasource a line of credit of no more than $200,000 to enable Xtrasource to pay costs and expenses associated with closing its Brazilian subsidiary, which Acquisition is not acquiring nor assuming its liabilities, and for ordinary course expenses related to the winding up and liquidation. Amounts drawn on the line of credit will be deducted from earnout payments.

         Sento's press release announcing the closing of the acquisition is attached as Exhibit 99.01.

Forward Looking Statements

         Statements in this report that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this report are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: difficulties encountered in post-acquisition integration and operation of the acquired assets including retaining existing clients of the acquired company, Sento's stock price has historically been volatile; variations in market and economic conditions; the effect on Sento's earnings of the repricing of options; Sento's dependence on its limited number of key clients; reduction in services requested by Sento's clients resulting in lower revenues for Sento; Sento's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions that could cause actual results to differ from Sento's current expectations are contained in Sento's filings with the Securities and Exchange Commission, including Sento's Annual Report on Form 10-KSB, as amended.

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

                  ITEM 9.01--FINANCIAL STATEMENTS AND EXHIBITS

         The following are filed as exhibits to this report:

   Exhibit
    Number                  Title of Document                      Location
-------------- -------------------------------------------------- --------------
     10        Material Contracts
-------------- -------------------------------------------------- --------------
    10.01      Xtrasource Acquisition, Inc. Employment Agreement   Attached
               of Thomas C. Tyler

    10.02      Asset Purchase Agreement by and among Xtrasource,   Attached
               Inc., Seller, Xtrasource Acquisition, Inc., Buyer, and Sento Corporation, as parent of Buyer dated as of November 5, 2004

     99        Miscellaneous
-------------- -------------------------------------------------- --------------
    99.01      Public release dated November 30, 2004              Attached


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     SENTO CORPORATION


Date: November 30, 2004                              By  /s/ Anthony Sansone
                                                        ------------------------
                                                        Anthony Sansone,
                                                        Chief Financial Officer

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